Exhibit 5

                   LETTERHEAD OF BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW


                                  June 6, 2007

Mr. Craig Lindsay, CEO
Yellow Hill Energy, Inc.
250-409 Granville Street
Vancouver, BC V6C 1T2

Re: Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement - Yellow Hill Energy, Inc.

Dear Mr. Lindsay:

You have requested my opinion as special counsel for Yellow Hill Energy, Inc., a Nevada corporation (the "Company") for the limited purpose of rendering this opinion in connection with the Company's Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") relating to a proposed offering by the Company to the public of 15,000,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), to be filed with the Securities and Exchange Commission. I was not engaged to prepare or review, and I have not prepared or reviewed, any portion of the Registration Statement, and I hereby disclaim any responsibility for the Registration.

The following opinion is based upon the Securities Act of 1933 as amended (the "Act") and Nevada securities laws, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

The Shares are to be offered by the Company in a best efforts, direct public offering without any involvement of underwriters, as described in the Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and nonassessable.

Mr. Craig Lindsay
June 6, 2007
Page 2


The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Nevada.

                                    Regards,

                                    BATCHER & BAKER, LLP


                                    /s/ Karen A. Batcher, Esq.